                            EXHIBIT 23.1
          CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 18, 1999, accompanying the consolidated financial statements of Boss Holdings, Inc. (formerly Vista 2000, Inc.) and Subsidiaries incorporated by reference in the Annual Report of Boss Holdings, Inc. and Subsidiaries on Form 10-K for the year ended December 26, 1998. We hereby consent to the incorporation by reference of said reports in the Form 10-K for the year ended December 26, 1998.


GRANT THORNTON LLP


Atlanta, Georgia
April 9, 1999